Exhibit 32.1

CERTIFICATION OF
CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with this Quarterly Report of Max Life fund Corp. (the “Company”) on Form 10-Q for the period ending November 30, 2008, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Bennett Kurtz, President, Chief Executive Officer, Chief Financial Officer and Principal Accounting Officer of the Company, certifies to the best of his knowledge, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

1.	Such Quarterly Report on Form 10-Q for the period ending November 30, 2008, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.
The information contained in such Quarterly Report on Form 10-Q for the period ending November 30, 2008, fairly presents, in all material respects, the financial condition and results of operations of Max Life fund Corp..

Date: January 14, 2009

/s/ Bennett Kurtz
Bennett Kurtz President, CEO, CFO, and Principal Accounting Officer